Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned director hereby constitutes and appoints each of Nicola Cotugno, Raffaele Grandi and Domingo Valdés, to act as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all such capacities, to sign a Registration Statement or Registration Statements on Form F-3 or any other form that Enel Chile S.A. (the “Company”) is then eligible to use, including any additional registration statements which may be filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and any and all amendments (including post-effective amendments), and supplements thereto to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act, relating to the unallocated shelf registration of securities of the Company, as approved in the resolutions adopted by the Board of Directors of the Company, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Daniele Caprini	Director	May 30, 2018
Daniele Caprini